Exhibit 99.1

LEAPFROG REPORTS SECOND QUARTER FISCAL YEAR 2015 FINANCIAL RESULTS

Net Sales in the September Quarter Declined Year-Over-Year

Expects Net Sales Growth Year-Over-Year in the December Quarter with the Launch of LeapTV

EMERYVILLE, Calif.—November 3, 2014—LeapFrog Enterprises, Inc. (NYSE:LF) today announced financial results for the second fiscal quarter ended September 30, 2014. In May, LeapFrog announced a fiscal year-end change from December 31 to March 31 in order to simplify business planning and processes. As a result, the quarter ended September 30, 2014 was the second quarter of the new fiscal year ending March 31, 2015.

Highlights of financial results for the quarter ended September 30, 2014 compared to the quarter ended September 30, 2013:

•	Consolidated net sales were $113.6 million, down 43%. U.S. segment net sales were down 47%, and international segment net sales were down 33%.
•	Net loss per basic and diluted share was $0.03, compared to net income per diluted share of $0.37 a year ago.
•	Cash and cash equivalents were $111.3 million as of September 30, 2014, up 42% compared to $78.4 million as of September 30, 2013.

“Our business year-to-date has been negatively impacted by the significant retail inventory carry-over of tablets from Holiday 2013, the planned later launch of our major new products compared to last year, many of our retail partners around the world running far tighter inventories this year and retail sales softness in some of our key product categories,” said John Barbour, Chief Executive Officer. “In addition, our fiscal second quarter net sales were hampered with the slippage of first shipments of LeapTV into the fiscal third quarter, which is the primary reason our fiscal second quarter net sales results were below our guidance range.

“Despite these challenges, we believe we are well-positioned for the all-important holiday season with our biggest ever line of fun educational content, filled with lots of new games, books and videos; the exciting launch of our innovative new active educational video game system, LeapTV; two new feature-filled tablets in our LeapPad line, which continues to be the #1 best-selling line of children’s tablets in our major markets based on unit sales; and a strong line-up of learning toys and interactive reading platforms.

“In October, we began shipping LeapTV and early retail sales and reviews have been very encouraging. With limited distribution, LeapTV has already hit the Top 25 selling list this week in one major retailer, and it has been named on many retailer, media and industry top toy lists for this holiday. We are very excited about the platform’s potential to diversify and expand our business into a sizeable new entertainment category.

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“Additionally, an important part of Fiscal 2015 is the significant strategic investments we are making into building operational foundations that will support our growth plans into the future. In addition to implementing a new company-wide ERP system, we are investing in developing new platforms and content, international expansion and building online communities. We believe these investments will position us for long-term growth and continued leadership in educational entertainment.”

Financial Overview for the Second Fiscal Quarter Ended September 30, 2014 Compared to the Quarter Ended September 30, 2013

LeapFrog previously announced a fiscal year-end change from December 31 to March 31 in order to simplify business planning and processes. As a result, the quarter ended September 30, 2014 was the second quarter of the new fiscal year ending March 31, 2015.

Second fiscal quarter net sales were $113.6 million, down 43% compared to $201.0 million last year, and were not materially impacted by changes in currency exchange rates. In the U.S. segment, net sales were $77.6 million, down 47% compared to $146.8 million last year. In the International segment, net sales were $36.1 million, down 33% compared to $54.2 million last year, and were not materially impacted by changes in currency exchange rates.

Net sales for the quarter were negatively impacted by higher-than-desired inventory levels of tablets at retail entering the year which reduced retailer replenishment orders, the planned later timing of new product launches compared to the prior year, many of our retail partners around the world running far tighter inventories this year, retail sales softness in some of our key product categories and the first shipments of LeapTV slipping into the fiscal third quarter.

Loss from operations for the second fiscal quarter was $3.1 million, compared to income from operations of $42.9 million last year.

Net loss for the second fiscal quarter was $2.0 million, compared to net income of $26.4 million last year. Net loss per basic and diluted share was $0.03, compared to net income per diluted share of $0.37 last year.

Adjusted EBITDA1 (non-GAAP) for the second fiscal quarter was $6.3 million, compared to $50.9 million last year.

“We expected a decline in our financial performance year-over-year given higher levels of retail carry-over inventory from Holiday 2013 and the comparative timing of new product launches,” said Ray Arthur, Chief Financial Officer. “However, the decline in net sales was more than anticipated primarily due to the slippage of first shipments of LeapTV into the fiscal third quarter. Given our reduced operating expenses versus plan, our net loss for the quarter was in-line with our expectations despite the net sales decline.”

Guidance

“We expect our financial results in our fiscal third quarter ending December 31, 2014 to improve year-over-year given the launch of LeapTV, two new LeapPad tablets, a strong line-up of learning toys and interactive reading platforms and an exceptional educational content offering.

1 Adjusted EBITDA is a non-GAAP financial measure. It is described below and reconciled to its comparable GAAP measure in the accompanying financial tables.

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However, we also expect our business to continue to be impacted by residual Holiday 2013 carry-forward retail inventory of LeapPads. Additionally, many of our retail partners around the world are running far tighter inventories this year, and we are experiencing retail sales softness in some of our key product categories. As a result, we are lowering our outlook for the fiscal year,” continued Mr. Arthur.

For the full fiscal year ending March 31, 2015, we expect:

•	Net sales to be in the range of $450 million to $470 million compared to $528 million for the twelve-month period ended March 31, 2014.
•	Net loss per basic and diluted share to be in the range of $0.13 to $0.25, assuming an effective 37.5% tax rate. For the twelve-month period ended March 31, 2014, net income per diluted share (GAAP) was $1.07 and normalized net income per diluted share[2] (non-GAAP) was $0.18. We are providing normalized net income (loss)[2] measures, which are non-GAAP measures, to help investors review our performance and performance trends excluding discrete tax items which have historically been significant.
•	Capital expenditures to be in the range of $35 million to $45 million as we make long-term, strategic investments in our business, particularly in our information technology systems. Capital expenditures include purchases of property and equipment and capitalization of product costs.

For the third fiscal quarter ending December 31, 2014, we expect:

•	Net sales to be in the range of $220 million to $240 million, up 18% to 28%, compared to $187 million for the quarter ended December 31, 2013.
•	Net income per diluted share to be in the range of $0.16 to $0.28, assuming an effective 37.5% tax rate. For the quarter ended December 31, 2013, net income per diluted share (GAAP) was $0.90 and normalized net income per diluted share[2] (non-GAAP) was $0.00. We are providing normalized net income measures, which are non-GAAP measures, to help investors review our performance and performance trends excluding discrete tax items which have historically been significant.

Conference Call and Webcast

LeapFrog will hold a conference call to discuss second quarter fiscal year 2015 financial results on November 3, 2014, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will be webcast live and can be accessed at LeapFrog's investor relations web site at www.leapfroginvestor.com. An archive of the webcast will be available on the web site approximately three hours after completion of the call. In addition, more information about LeapFrog, including this press release and other financial and investor information, is also available on the investor relations web site.

To participate in the call, please dial (706) 634-0183 and request conference ID 17995878. A replay of the call will be available for one month. To access the replay, please dial (404) 537-3406 and use conference ID 17995878.

2 Normalized net income (loss) per basic and diluted share is a non-GAAP financial measure. It is described below and reconciled to its comparable GAAP measure in the accompanying financial tables.

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About LeapFrog

LeapFrog Enterprises, Inc. is the leader in educational entertainment for children. For nearly 20 years, LeapFrog has created award-winning learning solutions that combine educational expertise, innovative technology and a child’s love for fun. With experiences that are personalized to each child’s level, LeapFrog helps children achieve their potential through LeapFrog’s proprietary learning tablets, learn to read and write systems, interactive learning toys and more, all designed or approved by LeapFrog’s full-time in-house team of learning experts. LeapFrog’s Learning Path, the ultimate guide for parents on early childhood, is designed specifically to help support and guide their child's learning with personalized ideas and feedback, fun activities and expert advice. LeapFrog is based in Emeryville, California, and was founded in 1995 by a father who revolutionized technology-based learning solutions to help his child learn how to read. Learn more at www.leapfrog.com.

TM & © 2014 LeapFrog Enterprises, Inc. All rights reserved.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures, specifically normalized net income (loss), normalized net income (loss) per basic or diluted share, and adjusted EBITDA.

Normalized net income (loss) is calculated as net income (loss) adjusted to reflect an effective 37.5% tax rate and excludes actual tax benefits and tax expenses. Normalized net income (loss) per basic and diluted share is calculated as normalized net income (loss) divided by weighted-average basic and diluted shares outstanding, as applicable. As required by SEC rules, we have provided a schedule with a reconciliation of normalized net income (loss) and normalized net income (loss) per basic and diluted share to the most directly comparable GAAP measures, net income (loss) and net income (loss) per basic and diluted share.

Management believes that normalized net income (loss) and normalized net income (loss) per basic and diluted share are some of the appropriate measures for evaluating the operating performance of the Company because of the significant swing in net income (loss) and net income (loss) per basic and diluted share as a result of the deferred tax valuation allowance release and other discrete tax items, and therefore, provides a more comparable measure of year-over-year operating results.

Adjusted EBITDA is defined as earnings (or net income) before interest, income taxes, depreciation and amortization, other expenses (income), and stock-based compensation. As required by SEC rules, we have provided an attached schedule with a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income.

Management believes adjusted EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. Additionally, these non-GAAP measures may not be comparable to similarly-titled measures used by other companies. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

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Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, including statements regarding anticipated financial results and expenditures, the strength of our learning toys and interactive reading platforms and our strategic investments positioning us for long-term growth and leadership. Our actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that could cause our results to differ include, without limitation, our ability to correctly predict highly changeable consumer preferences and product trends, our ability to continue to develop new products and services, our ability to compete effectively with competitors, deterioration of global economic conditions, our reliance on a small group of retailers for the majority of our gross sales, the effectiveness of our marketing and advertising efforts, the seasonality of our business, system failures in our online services or web store, our dependence on our suppliers for our components and raw materials, our reliance on a limited number of manufacturers, our ability to maintain sufficient inventory levels, our ability to maintain or acquire licenses, our ability to protect or enforce our intellectual property rights, defects in our products, the risks associated with international operations, costs or changes associated with compliance with laws and regulations, negative political developments, changes in trade relations, armed hostilities, terrorism, labor strikes, natural disasters or public health issues, our dependence on our officers and other employees, the sufficiency of our liquidity, impacts from acquisitions, mergers or dispositions, continued ownership by a few stockholders of a significant percentage of the voting power in the company, and the volatility of our stock price. These risks and others are discussed under “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our 2013 annual report on Form 10-K filed on March 14, 2014. All information provided in this release is as of the date hereof, and we undertake no obligation to update this information.

Contact Information

Investors:	Media:

Karen Sansot, CFA	Monica Ma
Investor Relations	Media Relations
(510) 420-4803	(510) 596-3437
ksansot@leapfrog.com	mma@leapfrog.com

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LEAPFROG ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013

Net sales	$113,645	$200,985	$160,622	$283,971
Cost of sales	76,635	121,607	114,779	173,691
Gross profit	37,010	79,378	45,843	110,280

Operating expenses:
Selling, general and administrative	20,321	18,893	41,365	40,707
Research and development	7,363	7,543	14,974	16,237
Advertising	9,717	7,411	12,758	9,315
Depreciation and amortization	2,758	2,631	5,600	5,246
Total operating expenses	40,159	36,478	74,697	71,505
Income (loss) from operations	(3,149)	42,900	(28,854)	38,775

Other income (expense):
Interest income	26	12	61	30
Other, net	124	28	(230)	(277)
Total other income (expense), net	150	40	(169)	(247)
Income (loss) before income taxes	(2,999)	42,940	(29,023)	38,528
Provision for (benefit from) income taxes	(973)	16,567	(10,629)	15,445
Net income (loss)	$(2,026)	$26,373	$(18,394)	$23,083

Net income (loss) per share:
Class A and B - basic	$(0.03)	$0.38	$(0.26)	$0.34
Class A and B - diluted	$(0.03)	$0.37	$(0.26)	$0.33

Weighted average shares used to calculate net income (loss)
per share:
Class A and B - basic	70,052	68,552	69,906	68,381
Class A and B - diluted	70,052	71,051	69,906	70,825

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LEAPFROG ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30,		March 31,
	2014	2013	2014
ASSETS
Current assets:
Cash and cash equivalents	$111,344	$78,373	$231,988
Accounts receivable, net of allowances for doubtful accounts
of $402, $106 and $306, respectively	98,965	184,798	29,920
Inventories	108,197	121,738	52,293
Prepaid expenses and other current assets	12,380	8,727	10,416
Deferred income taxes	23,708	4,248	22,553
Total current assets	354,594	397,884	347,170
Deferred income taxes	67,044	6,181	57,810
Property and equipment, net	36,769	28,868	30,765
Capitalized product costs, net	22,235	15,825	19,058
Goodwill	19,549	19,549	19,549
Other intangible assets, net	4,220	3,565	3,805
Other assets	1,365	1,161	1,473
Total assets	$505,776	$473,033	$479,630

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$56,967	$59,086	$19,146
Accrued liabilities	26,914	35,348	23,930
Deferred revenue	12,405	12,696	12,808
Income taxes payable	298	712	689
Total current liabilities	96,584	107,842	56,573
Long-term deferred income taxes	3,812	3,759	3,812
Other long-term liabilities	459	1,824	1,125
Total liabilities	100,855	113,425	61,510
Stockholders' equity:
Class A Common Stock, par value $0.0001; Authorized - 139,500 shares;
Outstanding: 65,764, 64,524 and 65,229, respectively	7	7	7
Class B Common Stock, par value $0.0001; Authorized - 40,500 shares;
Outstanding: 4,396, 4,396 and 4,396, respectively	-	-	-
Treasury stock	(185)	(185)	(185)
Additional paid-in capital	428,546	415,618	422,678
Accumulated other comprehensive income (loss)	(1,251)	124	(578)
Accumulated deficit	(22,196)	(55,956)	(3,802)
Total stockholders’ equity	404,921	359,608	418,120
Total liabilities and stockholders’ equity	$505,776	$473,033	$479,630

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LEAPFROG ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Operating activities:
Net income (loss)	$(2,026)	$26,373	$(18,394)	$23,083
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	6,957	5,352	13,233	10,251
Deferred income taxes	(833)	15,599	(10,840)	13,741
Stock-based compensation expense	2,449	2,623	5,680	5,211
Allowance for doubtful accounts	176	(142)	518	(371)
Other changes in operating assets and liabilities:
Accounts receivable, net	(68,300)	(122,832)	(70,590)	(127,465)
Inventories	(45,904)	(54,980)	(57,464)	(76,711)
Prepaid expenses and other current assets	(218)	1,579	(2,212)	1,254
Other assets	52	17	103	69
Accounts payable	25,246	15,105	39,570	42,432
Accrued liabilities	4,428	10,802	2,104	10,117
Deferred revenue	84	4,766	(341)	5,033
Other long-term liabilities	(553)	(120)	(650)	(679)
Income taxes payable	(150)	18	(387)	222
Net cash used in operating activities	(78,592)	(95,840)	(99,670)	(93,813)
Investing activities:
Purchases of property and equipment and other intangible assets	(7,484)	(6,475)	(15,066)	(13,114)
Capitalization of product costs	(3,952)	(3,160)	(8,164)	(6,731)
Net cash used in investing activities	(11,436)	(9,635)	(23,230)	(19,845)
Financing activities:
Proceeds from stock option exercises and employee stock purchase plan	1,085	2,236	1,479	2,863
Cash paid for payroll taxes on restricted stock unit releases	(147)	(259)	(841)	(785)
Common stock repurchased	-	-	(38)	-
Excess tax benefits from stock-based compensation	-	3	11	11
Net cash provided by financing activities	938	1,980	611	2,089
Effect of exchange rate changes on cash	1,214	450	1,645	232
Net change in cash and cash equivalents	(87,876)	(103,045)	(120,644)	(111,337)
Cash and cash equivalents, beginning of period	199,220	181,418	231,988	189,710
Cash and cash equivalents, end of period	$111,344	$78,373	$111,344	$78,373

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LEAPFROG ENTERPRISES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013

Net sales	$113,645	$200,985	$160,622	$283,971
Cost of sales (1)	76,635	121,607	114,779	173,691
Gross profit	37,010	79,378	45,843	110,280

Operating expenses: (2)
Selling, general and administrative	20,321	18,893	41,365	40,707
Research and development	7,363	7,543	14,974	16,237
Advertising	9,717	7,411	12,758	9,315
Depreciation and amortization	2,758	2,631	5,600	5,246
Total operating expenses	40,159	36,478	74,697	71,505
Income (loss) from operations	(3,149)	42,900	(28,854)	38,775

Other income (expense):
Interest income	26	12	61	30
Other, net	124	28	(230)	(277)
Total other income (expense), net	150	40	(169)	(247)
Income (loss) before income taxes	(2,999)	42,940	(29,023)	38,528
Provision for (benefit from) income taxes	(973)	16,567	(10,629)	15,445
Net income (loss)	$(2,026)	$26,373	$(18,394)	$23,083

(1) Includes depreciation and amortization	4,199	2,721	7,633	5,005

(2) Includes stock-based compensation as follows:
Selling, general and administrative	2,090	2,293	4,928	4,583
Research and development	359	330	752	628

Segment data:
Net sales:
U.S. segment	77,558	146,831	108,266	205,189
International segment	36,087	54,154	52,356	78,782

Income (loss) from operations*:
U.S. segment	(8,865)	29,652	(34,155)	20,225
International segment	5,716	13,248	5,301	18,550

*	Certain corporate-level operating expenses associated with sales and marketing, product support, human resources, legal, finance, information technology, corporate development, procurement activities, research and development, legal settlements and other corporate costs are charged entirely to our U.S. segment, rather than being allocated between the U.S. and International segments.

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LEAPFROG ENTERPRISES, INC.
SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NORMALIZED NET INCOME (LOSS),
GAAP NET INCOME (LOSS) PER SHARE TO NORMALIZED NET INCOME (LOSS) PER SHARE,
AND GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except per share data)
(Unaudited)

The following table presents a reconciliation of net income (loss), a GAAP measure, to normalized net income (loss), a non-GAAP measure, where available. Normalized net income (loss) is defined as net income (loss) adjusted to reflect an effective 37.5% tax rate and exclude actual tax benefits and tax expenses. Normalized net income (loss) per share is calculated as normalized net income (loss) divided by weighted-average basic or diluted shares outstanding, as applicable.

	Three Months Ended September 30,		Six Months Ended September 30,		Three Months Ended December 31,	Twelve Months Ended March 31,
	2014	2013	2014	2013	2013	2014

Net income (loss) - GAAP	$(2,026)	$26,373	$(18,394)	23,083	$63,937	$75,237
Provision for (benefit from) income taxes	(973)	16,567	(10,629)	15,445	(63,589)	(55,216)
Income (loss) before income taxes	(2,999)	42,940	(29,023)	38,528	348	20,021
Effective tax expense at 37.5% rate	(1,125)	16,103	(10,884)	14,448	131	7,508
Normalized net income (loss) - Non-GAAP	$(1,874)	$26,837	$(18,139)	$24,080	$217	$12,513

Net income (loss) per share - GAAP:
Class A and B - basic	$(0.03)	$0.38	$(0.26)	$0.34	$0.93	$1.09
Class A and B - diluted	$(0.03)	$0.37	$(0.26)	$0.33	$0.90	$1.07

Normalized net income (loss) per share - Non-GAAP:
Class A and B - basic	$(0.03)	$0.39	$(0.26)	$0.35	$0.00	$0.18
Class A and B - diluted	$(0.03)	$0.38	$(0.26)	$0.34	$0.00	$0.18

Weighted-average shares used to calculate
net income (loss) per share:
Class A and B - basic	70,052	68,552	69,906	68,381	69,038	68,800
Class A and B - diluted	70,052	71,051	69,906	70,825	70,652	70,618

The following table presents a reconciliation of net income (loss), a GAAP measure, to adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, other expenses (income), and stock-based compensation.

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013

Net income (loss) - GAAP	$(2,026)	$26,373	$(18,394)	$23,083
(Less) add:
Interest income	(26)	(12)	(61)	(30)
Provision for (benefit from) income taxes	(973)	16,567	(10,629)	15,445
Depreciation and amortization	6,957	5,352	13,233	10,251
Other, net	(124)	(28)	230	277
Stock-based compensation	2,449	2,623	5,680	5,211
Adjusted EBITDA - Non-GAAP	$6,257	$50,875	$(9,941)	$54,237